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                                                                     EXHIBIT 3.2

                              CODE OF REGULATIONS
                                       OF
                          SYGNET COMMUNICATIONS, INC.

                                   ARTICLE 1

                                    OFFICES

     SECTION 1. PRINCIPAL OFFICE. The principal office of the corporation shall be at such place in Ohio as may be designated from time to time by the Board of Directors. The initial principal office of the Corporation shall be 3930 Sunset Boulevard, Boardman Township, Ohio.

     SECTION 2. OTHER OFFICES. The corporation may also have offices at such other places without, as well as within, the State of Ohio as the Board of Directors may from time to time determine.

                                   ARTICLE II

                            MEETINGS OF SHAREHOLDERS

     SECTION 1. ANNUAL MEETINGS. The annual meeting of the shareholders of this corporation for the purpose of fixing or changing the number of directors of the corporation, electing directors and transacting such other business as may come before the meeting, shall be held on the second Wednesday in March of each year, if not a legal holiday, but if a legal holiday, then on the next business day following.

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     SECTION 2.  SPECIAL MEETINGS.  Special meetings of the shareholders may be called at any time by:

           (i)    the Chairman of the Board of the Corporation; or

           (ii)   the President of the Corporation; or

           (iii) a majority of the Board of Directors acting with or without a meeting; or

           (iv) an affirmative vote of the holders of one-half of all Type A Voting shares outstanding and entitled to vote at such special meeting; or

           (v) an affirmative vote of the holders of one-half of all Type C Voting shares outstanding and entitled to vote at such special meeting.

     SECTION 3. PLACE OF MEETINGS. Meetings of shareholders shall be held at the principal office of the corporation unless the Board of Directors decides that a meeting shall be held at some other place within or without the State of Ohio and causes the notice thereof to so state.

     SECTION 4. NOTICE OF MEETINGS. Unless waived, a written, printed or typewritten notice of each annual or special meeting, stating the day, hour, place and the purpose or purposes thereof, shall be served upon or mailed to each shareholder of record entitled to vote or entitled to notice, not more than thirty (30) days nor less than seven (7) days before any such meeting. If mailed, it shall



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be directed to a shareholder at his or her address as the same appears upon the records of the corporation.

     SECTION 5. WAIVER OF NOTICE. Any shareholder, either before or after any meeting, may waive any notice required to be given by law or under these Regulations; and whenever all of the shareholders shall meet in person or by proxy and consent to holding a meeting, it shall be valid for all purposes without call or notice, and at such meeting any shareholder action may be taken.

     SECTION 6. QUORUM. At any meeting of the shareholders, the holders of Type A and Type C Voting shares entitling them to exercise a majority of the voting power of the corporation, present in person or represented by proxy, shall constitute a quorum.

     At any meeting at which a quorum is present, all questions and business which shall come before the meeting shall be determined by the vote of the holders of a majority of voting shares as are represented in person or by proxy, except when a greater proportion is required by law or the Articles of Incorporation.

     At any meeting, whether a quorum is present or not, the holders of a majority of the voting shares represented by shareholders present or by proxy may adjourn from time to time and from place to place without notice other than by announcement at the meeting. At any such adjourned meeting at which quorum is present, any business may be transacted which might be transacted at the meeting as originally notified or held.



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     SECTION 7.  PROXIES.  Any shareholder of record who is entitled to attend a shareholders' meeting, or to vote thereat or to assent or give consents in writing, shall be entitled to be represented at such meeting or to vote thereat or to assent or give consents in writing, as the case may be, or to exercise any other of his rights, by proxy or proxies appointed by a writing signed by such shareholder, which need not be sealed, witnessed or acknowledged.

     SECTION 8.  VOTING.

          8.01 TYPE A. At any meeting of shareholders, each Type A shareholder of the corporation shall, except as otherwise provided by law or by the Articles of Incorporation or by these Regulations, be entitled to one (1) vote in person or by proxy for each Type A Voting Share of the corporation registered in his name on the books of the corporation (1) on the date fixed pursuant to subparagraph (f) of Section 2 of Article IV of these Regulations as the record date for the determination of shareholders entitled to vote at such meeting, notwithstanding the prior or subsequent sale, or other disposal of such share or shares or transfer of the same on the books of the corporation on or after the date so fixed, or (2) if no such record date shall have been fixed, then at the time of such meeting.

          8.02 TYPE C. At any meeting of shareholders, each Type C shareholder of the corporation shall, except as otherwise provided by law or by the Articles of Incorporation or by these Regulations, be entitled




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     to one-sixth (1/6) vote in person or by proxy for each Type C
     Voting Share of the corporation registered in his name on the books of the corporation (1) on the date fixed pursuant to subparagraph (f) of Section 2 of Article IV of these Regulations as the record date for the determination of shareholders entitled to vote at such meeting, notwithstanding the prior or subsequent sale, or other disposal of such share or shares or transfer of the same on the books of the corporation on or after the date so fixed, or (2) if no such record date shall have been fixed, then at the time of such meeting.

     SECTION 9. FINANCIAL REPORTS. At the annual meeting, there shall be laid before the shareholders a statement of profit and loss and a balance sheet containing a summary of the assets and liabilities, as at the end of the preceding fiscal year, together with a statement of dividends paid, and other changes in the surplus account of the corporation during such year.

     A certificate signed by the President or a Vice President and the Treasurer or an Assistant Treasurer, or a public accountant or firm of public accountants, shall be appended to such statement of profit and loss and balance sheet, stating that they are true and correct according to the books of the corporation, and that they fairly represent the corporation's affairs according to its books.

     SECTION 10. ACTION WITHOUT MEETING. Any action which may be taken at any meeting of shareholders may be taken without a meeting if authorized by a





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writing signed by all of the holders of shares who would be entitled to notice of a meeting for such purpose.

                                  ARTICLE III

                                   DIRECTORS

     SECTION 1. NUMBER OF DIRECTORS. Until changed in accordance with the provisions of this section, the number of directors of the corporation, none of whom need be shareholders, shall be no less than three (3) if there are no issued and outstanding shares of Type C Stock and no less than five (5) if there are issued and outstanding shares of Type C Stock, but no more than thirteen (13). The number of directors may be fixed or changed by resolution at any annual meeting, or at any special meeting called for that purpose, adopted by the vote of the holders of Type A and Type C Voting Shares combined, present in person or by proxy, entitling them to exercise a majority of the voting power on such proposal of the shares represented at such meeting with each Type A share entitled to one (1) vote per share and with each Type C share entitled to a one-sixth ( 1/6) vote per share, but no reduction shall have the effect of removing any director prior to the expiration of his term of office.

     SECTION 2. ELECTION OF DIRECTORS. Directors shall be elected in the manner indicated herein at the annual meeting of shareholders. When the annual meeting is not held or directors are not elected thereat, they may be elected at a special meeting called and held for that purpose. Such election shall be by ballot




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whenever requested by any shareholders entitled to vote at such elections, but, unless such a request is made, the election may be conducted in any manner approved by a majority of shareholders in attendance at such meeting.

     Notwithstanding the total number of Directors, one director only shall be known as the Type C Director and shall be nominated and elected before nomination of other Directors. Nominations of candidates for the Type C Director may only be made by holders or proxies of Type C Voting Stock. The election of the Type C Director shall be by vote of the holders or proxies of Type C Voting Stock only, with each Type C share being entitled to one vote. The candidate receiving the greatest number of votes in the election (even if not a majority) shall be elected the Type C Director.

     Nominations for candidates for the remaining Directors may be made by holders or proxies of Type A Voting and Type C Voting Stock. In the election for the remaining directors, each holder or proxy of Type A Voting Stock shall be entitled to cast votes equal to the product of the number of Type A shares held or represented times the number of directors to be elected, and each holder or proxy of Type C Voting Stock shall be entitled to cast votes equal to one-sixth of the product of the number of Type C Voting shares held or represented times the number of directors to be elected. Each shareholder or proxy may divide his or her votes in any manner among the candidates and may cumulatively vote for fewer candidates than the number to be elected (including casting all votes for one candidate.) Those candidates receiving the greatest number of votes shall be elected. Cumulative voting as described in this paragraph shall be used in all elections of the


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remaining Directors, without any required notice to shareholders in advance.
Those candidates receiving the greatest number of votes shall be elected.

     SECTION 3. TERM OF OFFICE. Directors shall hold office until the annual meeting next succeeding their election and until their successors are elected and qualified, according to Section 2 above.

     SECTION 4. VACANCIES. Vacancies in the Board of Directors may be filled by a majority vote of the remaining directors until an election to fill such vacancies is had. Type C Shareholders entitled to elect one (1) director shall have the right to fill that Type C vacancy in the board (whether the same has been temporarily filled by the remaining directors or not) at any meeting of the shareholders called for that purpose, and the director elected at any such meeting of shareholders shall serve until the next annual election of directors and until his or her successor is elected and qualified.

                                   ARTICLE IV

                POWERS, MEETINGS, AND COMPENSATION OF DIRECTORS

     SECTION 1. GENERAL POWERS OF BOARD. The powers of the corporation shall be exercised, its business and affairs conducted, and its property controlled, by the Board of Directors, except as provided in the Articles of Incorporation, amendments thereto, or the General Corporation Law of Ohio.




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     SECTION 2.  OTHER POWERS.  Without prejudice to the general powers conferred by or implied in the preceding section, the directors, acting as a Board, shall have power:

          (a) To fix, define and limit the powers and duties of all officers, and to determine the compensation of all officers.

          (b) To appoint, and at their discretion, with or without cause, to remove, or suspend, such subordinate officers, assistants, managers, agents and employees as the directors may from time to time deem advisable, and to determine their duties and fix their compensation.

          (c) To require any officer, agent or employee of the corporation to furnish a bond for faithful performance in such amount and with such sureties as the Board may approve.

          (d) To designate a depository or depositories of the funds of the corporation and the officer or officers of other persons who shall be authorized to sign notes, checks, drafts, contracts, deeds, mortgages and other instruments on behalf of the corporation.

          (e) To appoint and remove transfer agents and/or registrars for the corporation's shares.

          (f) To fix a time, not exceeding forty-five (45) days preceding the date of any meeting of shareholders, or the date fixed for the




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     payment of any dividend or distribution, or the date for the allotment of rights, or (subject to contract rights with respect thereto) the date when any change or conversion or exchange of shares shall be made or go into effect, as a record date for the determination of the shareholders entitled to notice of and to vote at any such meeting, or entitled to receive payments of any such dividend, distribution, or allotment of rights, or to exercise the right in respect to any such change, conversion or exchange of shares, and, in such case, only the persons who are shareholders of record on the date so fixed shall be entitled to notice of and to vote at such meeting, or to receive payment of such dividend, distribution, or allotment of rights, or to exercise such rights, as the case may be, notwithstanding any transfer of any shares on the books of the corporation after any record date fixed as aforesaid, or redemption of any shares by the corporation after any record date fixed as aforesaid, and such persons shall conclusively be deemed to be the shareholders of the corporation on such record date notwithstanding notice or knowledge to the contrary; and the Board of Directors may close the books of the corporation against transfers of shares during the whole or any part of such period commencing on such record date.

          (g) To establish such rules and regulations respecting the issuance and transfer of shares and certificates for shares as the Board of Directors may consider reasonable.


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     SECTION 3.  MEETINGS OF THE BOARD.  A meeting of the Board of Directors shall be held immediately following the adjournment of each shareholders' meeting at which directors are elected, and notice of such meeting need not be given.

     The Board of Directors may, by by-laws or resolution, provide for other meetings of the Board.

     Special meetings of the Board of Directors may be held at any time upon call of the Chairman of the Board, the President, a Vice President, or one-half of the members of the Board.

     Notice of any special meetings of the Board of Directors shall be mailed to each director, addressed to him at his residence or usual place of business, at least three (3) days before the day on which the meeting is to be held, or shall be sent to him at such place by telegraph or be given personally or by telephone, not later than the day before the day on which the meeting is to be held. Every such notice shall state the time and place of the meeting but need not state the purpose thereof. Notice of any meeting of the Board need not be given to any director, however, if waived by him in writing or by telegraph, whether before or after such meeting be held, or he shall be present at such meeting; and any meeting of the Board shall be a legal meeting without any notice thereof having been given, if all the directors shall be present thereat. Any number of Directors may attend a meeting and vote by telephone, so long as all Directors may speak to all Directors and hear all Directors.





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     All meetings of the Board shall be held at the principal offices of the corporation in Mahoning County, Ohio, or at such other place, within or without the State of Ohio, as the Board may determine from time to time and as may be specified in the notice thereof.

     SECTION 4. QUORUM. A majority of the Board of Directors shall constitute a quorum for the transaction of business, provided that whenever less than a quorum is present at the time and place appointed for any meeting of the Board, a majority of those present may adjourn the meeting from time to time, without notice other than by announcement at the meeting, until a quorum shall be present.

     SECTION 5. COMPENSATION. The directors, as such, shall not receive any salary for their services, but by resolution of the board, a fixed sum and actual and reasonable expenses of attendance, if any, may be allowed for attendance at each regular or special meeting, of the Board, or of any committee of the Board; provided that nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

     SECTION 6. BY-LAWS. For the government of its actions, the Board of Directors may adopt by-laws consistent with the Articles of Incorporation and these Regulations.


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                                  ARTICLE V

                                 COMMITTEES

     The Board of Directors may, by resolution or resolutions passed by a majority of the whole Board, provide for such standing or special committees as it deems desirable and discontinue the same at pleasure. Each such committee shall have such powers and perform such duties, not inconsistent with law, as may be delegated to it by the Board of Directors. Vacancies in any such committees shall be filled by the Board of Directors or as it may provide.

                                 ARTICLE VI

                                  OFFICERS

     SECTION 1. GENERAL PROVISIONS. The Board of Directors shall elect a Chairman of the Board, a President, such number of Vice Presidents as the Board may from time to time determine, a Secretary and a Treasurer. The Board of Directors may from time to time create such offices and appoint such other officers, subordinate officers and assistant officers as it may determine. The Chairman of the Board and the President shall be, but the other officers need not be, chosen from among the members of the Board of Directors. Any two or more of such offices, other than that of President and Secretary, may be held by the same person.

     SECTION 2. TERM OF OFFICE. The officers of the corporation shall hold office during the pleasure of the Board of Directors, and, unless sooner removed by


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the Board of Directors, until the organization meeting of the Board of
Directors following the date of their election and until their successors are chosen and qualified.

     The Board of Directors may remove any officer at any time, with or without cause, by a majority vote.

     A vacancy in any office, however created, shall be filled by the Board of Directors.

                                 ARTICLE VII

                             DUTIES OF OFFICERS

     SECTION 1. CHAIRMAN OF THE BOARD. The office and person of the Chairman of the Board may also be known as "Board Chair," "Chairwoman," "Chair," "Chairperson," or other similar non-masculine descriptive title as adopted by the incumbent officer and shall be exclusively so known if he or she so directs. The Chairman of the Board shall preside at all meetings of the shareholders and shall also preside at meetings of the Board of Directors. The Chairman shall also be the Chief Executive Officer of the Corporation, and shall have general supervision, direction and control over the business of the Corporation and over its several officers, subject, however, to the control of the Board of Directors.




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     SECTION 2.  PRESIDENT.  The President shall be the Chief Administrative
Officer of the Corporation, and in that capacity shall manage the daily affairs of the Corporation. Within this authority, the President shall have the authority to sign all deeds, mortgages, bonds, contracts, notes, and other instruments of the Corporation and shall have the authority to appoint, remove, employ and discharge, and prescribe the duties and fix the compensation of all agents and employees of the Corporation other than the duly appointed officers, but subject to the direction of the Board of Directors and the Chairman of the Board. The President shall seek the advice and consent of the Chairman of the Board on all important corporate actions and policy matters.

     SECTION 3. VICE PRESIDENTS. The Vice President or Vice Presidents, if more than one is elected, shall perform such duties as may from time to time be assigned by the Board of Directors or the President.

     SECTION 4. SECRETARY. The Secretary shall keep minutes of all the proceedings of the shareholders and Board of Directors, and shall make proper record of the same, shall attest to records, sign all certificates for shares, and all deeds, mortgages, bonds, contracts, notes, and other instruments executed by the corporation requiring the Secretary's signature; give notice of meetings of shareholders and directors; produce on request at each meeting of shareholders for the election of directors a certified list of shareholders arranged in alphabetical order; keep such books as may be required by the Board of Directors, and file all reports to States and to the Federal Government; and perform such other and further duties as may




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from time to time be assigned to the Secretary by the Board of Directors, or by the Chairman or by the President.

     SECTION 5. TREASURER. The Treasurer shall receive and have in charge all moneys, bills, notes, bonds, and similar property belonging to the corporation and shall do with the same as may be ordered by the Board of Directors. The Treasurer shall keep such financial accounts as may be required and shall generally perform such other duties as may from time to time be required of the Treasurer by the Board of Directors. The Treasurer shall furnish such bond in such amount and with such security as shall be required by the Board of Directors and may prepare, for submission at each regular meeting of the shareholders, a detailed statement of the financial condition of the corporation and may sign or countersign all checks or notes or other evidences of indebtedness issued or authorized for the benefit of the corporation and may receive and collect all moneys or other credits due said corporation and deposit them in a bank designated by the Directors to the credit of and for the benefit of the corporation.

     SECTION 6. ASSISTANT AND SUBORDINATE OFFICERS. The Board of Directors may appoint such assistant and subordinate officers as it may deem desirable. Each such officer shall hold office during the pleasure of the Board of Directors, and perform such duties as the Board of Directors may prescribe.

     The Board of Directors may, from time to time, authorize any officer to appoint and remove subordinate officers, to prescribe their authority and duties, and to fix their compensation.


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     SECTION 7.  DUTIES OF OFFICERS MAY BE DELEGATED.  In the absence of any officer of the corporation, or for any other reason the Board of Directors may deem sufficient, the Board of Directors may delegate, for the time being, the powers or duties, or any of them, of such officer to any other office, or to any director.

                                  ARTICLE VIII

                            CERTIFICATES FOR SHARES

     SECTION 1. FORM. Certificates for shares shall be in such form as the Board of Directors may from time to time determine or approve, or in the event the Board of Directors has not made such determinations or given such approval, in such form as the Secretary shall determine or approve. Each shareholder of this corporation whose shares have been paid in full shall be entitled to a certificate or certificates showing the number of shares of each type registered in his name on the books of the corporation. Each certificate shall be issued in numerical order and shall be signed by the Chairman or President, and the Secretary or any Assistant Secretary. Pursuant to Ohio Revised Code sec.1701.591(H) each certificate issued shall have noted conspicuously on its face or back that this corporation is subject to a Close Corporation Agreement and thereby all shares of the corporation are subject to significant transfer restrictions and that a copy of the Close Corporation Agreement will be furnished by the Secretary to any shareholder or potential transferee upon request. A full record of each certificate as issued shall be kept by the Secretary of the corporation.



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     SECTION 2.  TRANSFERS.  Subject to any transfer restrictions contained in a
Close Corporation Agreement, the Stock Option Plan of the Corporation, or noted conspicuously on each certificate representing shares, shares shall be transferable on the books of the corporation by the holders thereof in person or by a duly authorized attorney, upon surrender and cancellation for certificates for a like number of shares of the same class or series, with duly executed assignment and power of transfer endorsed thereon or attached thereto, and with such proof of the authenticity of the signatures as the corporation or its agents may reasonably require. Certificates so surrendered shall be cancelled and attached to the stubs corresponding thereto in the stock certificate books.

     SECTION 3. LOST, DESTROYED OR MUTILATED CERTIFICATES. If any certificate of shares in this corporation shall become worn, defaced or mutilated, the Directors, upon production and surrender thereof, may order the same cancelled and a new certificate issued in lieu thereof. If any such certificate be lost or destroyed, the Directors, upon receipt of evidence satisfactory to them of such loss or destruction and upon giving of such indemnity as they shall deem satisfactory, may order a new certificate to be issued to the person last appearing upon the books of the corporation to be the owner of such lost or destroyed certificate.




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                                   ARTICLE IX

                                  FISCAL YEAR

     The fiscal year of the corporation shall end on the 31st day of December in each year, or on such other day as may be fixed from time to time by the Board of Directors.

                                   ARTICLE X

                                      SEAL

     The Board Directors may provide a suitable seal containing the name of the corporation. If deemed advisable by the Board of Directors, duplicate seals may be provided and kept for the purpose of the corporation.

                                   ARTICLE XI

                 CONTRACTS, CHECKS, NOTES AND OTHER INSTRUMENTS

     All contracts, agreements and other instruments authorized by the Board of Directors, and all checks, drafts, notes, bonds, bills of exchange and orders for the payment of money shall, unless otherwise directed by the Board of Directors, or unless otherwise required by law, be signed by any two of the following officers: Chairman of the Board, President, Treasurer, or Secretary. The Board of Directors may, however, authorize any one of said officers to sign checks, drafts, and orders




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for the payment of money singly and without the necessity of counter-signature, and may designate officers and employees of the corporation other than those named above, or different combinations of such officers and employees, who may, in the name of the corporation, execute checks, drafts, and orders for the payment of money in its behalf.

                                 ARTICLE XII

                                 AMENDMENTS

     This Code of Regulations may be amended or repealed by the affirmative vote of 50% of the total votes of Type A and Type C Voting Shares combined; each Type A share being entitled to one (1) vote per share, and each Type C share being entitled to one-sixth (1/6) vote per share.

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